UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2014

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2014, AmeriGas Propane, L.P. (the "Operating Partnership"), a Delaware limited partnership and the operating partnership of AmeriGas Partners, L.P. (the "Partnership"), entered into an Amended and Restated Credit Agreement (the "Credit Agreement"), by and among the Operating Partnership, as Borrower, AmeriGas Propane, Inc. (the "General Partner"), the general partner of the Partnership and the Operating Partnership, as a Guarantor thereunder, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Book Manager, Credit Suisse, AG, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Citizens Bank of Pennsylvania, PNC Bank, National Association, Branch Banking and Trust Company, Citibank, N.A., The Bank of New York Mellon, Bank of America, N.A., Manufacturers and Traders Trust Company, Santander Bank, N.A., TD Bank, N.A., and the other financial institutions from time to time party thereto (the "Lenders"). All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

The Credit Agreement amends and restates a Credit Agreement that the Operating Partnership, as Borrower, the General Partner, as the Guarantor thereunder, and certain of the Lenders previously entered into on June 21, 2011, as amended from time to time (the "Original Credit Agreement"). The terms of the Original Credit Agreement were described in the Partnership’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 27, 2011.

Among other things, the Credit Agreement (i) decreases the Applicable Margin with respect to Loans, such that, based upon the current Consolidated MLP Total Leverage Ratio, Loans are either priced at 2.00% over LIBOR or 1.00% over Base Rate, (ii) increases the Swingline Commitment to $40 million from $30 million, (iii) increases the aggregate New Loan Revolving Credit Commitment to $300 million from $150 million, (iv) resets the Consolidated MLP Total Leverage Ratio at 5.50 to 1.00, (v) excludes unrealized gains and losses attributable to Hedge Agreements from the definition of Consolidated Net Income, and (vi) extends the Revolving Credit Maturity Date to June 18, 2019 from October 15, 2016.

A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amended and Restated Credit Agreement dated as of June 18, 2014 by and among AmeriGas Propane, L.P., as Borrower, AmeriGas Propane, Inc., as a Guarantor, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Book Manager, and the other financial institutions from time to time party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

June 24, 2014	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of June 18, 2014 by and among AmeriGas Propane, L.P., as Borrower, AmeriGas Propane, Inc., as a Guarantor, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Book Manager, and the other financial institutions from time to time party thereto.